SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------


                           May 25, 1999 (May 24, 1999)
               (Date of Report (date of earliest event reported))


                               Cendant Corporation
             (Exact name of Registrant as specified in its charter)


         Delaware                    1-10308                      06-0918165
(State or other jurisdiction   (Commission File No.)          (I.R.S. Employer
   of incorporation or                                    Identification Number)
     organization)

    9 West 57th Street
        New York, NY                                              10019
  (Address of principal                                         (Zip Code)
     executive office)


                                 (212) 413-1800
              (Registrant's telephone number, including area code)



                                      None
       (Former name, former address and former fiscal year, if applicable)

Item 5.  Other Events


         References to "Cendant", "we" and "our" means Cendant Corporation and its subsidiaries.

         On May 24, 1999, we announced that we completed our strategic realignment previously announced in December 1998 and, after careful study and analysis, our board of directors and management have clearly and definitely articulated Cendant's core operations.

         Our core operations going forward will include the following divisions:
Travel (lodging franchisor, car rental (Avis) franchisor and our vacation exchange service, Resort Condominiums International - RCI); Real Estate (residential real estate brokerage franchisor, relocation and mortgage, Welcome Wagon/GETKO, and our recently announced residential real estate services portal on the Internet); Direct Marketing (Netmarket Group, individual membership and insurance/wholesale) and Other Consumer and Business Services (NCP, Jackson Hewitt Tax Service, and Wizcom). In addition, we will continue to leverage the Internet as a utility for the marketing and distribution of products and services within its core operations.

         We also announced that Avis Rent A Car, Inc. has executed an agreement with us to acquire our Fleet segment which includes PHH Vehicle Management Services Corporation, Cendant Business Answers (Europe) PLC; The Harpur Group Ltd.; and Wright Express Corporation for $1.44 billion in cash and $360 million in Convertible Preferred Stock. The transaction is subject to customary regulatory approvals and is expected to close on or about June 30, 1999. The transaction follows a competitive bidding process (auction) undertaken by Chase Securities Inc., Cendant's sole financial advisor. In 1998, the Fleet segment reported net revenues of $387.4 million and EBITDA of $173.8 million. We will record an after-tax gain of approximately $750 million from the transaction. Total proceeds after taxes and expenses are estimated at $1.7 billion.

         We also announced that the completion of our strategic alignment contemplates the sale of our Entertainment Publications, Inc. subsidiary, our Green Flag unit and other additional non-core asset sales.

         Reference is made to Exhibit 99.1 herein, which is incorporated herein by reference in its entirety.


Item 7.  Exhibits

Exhibit
   No.            Description

99.1 Press release: Cendant Corporation Announces Completion Of Its Strategic Realignment And Articulates Its Core Operations, dated May 24, 1999.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CENDANT CORPORATION



                                     By:   /s/  Jeanne Murphy
                                           Jeanne Murphy
                                           Senior Vice President and
                                           Corporate Counsel


Date:  May 25, 1999

                               CENDANT CORPORATION
                           CURRENT REPORT ON FORM 8-K
                    Report Dated May 25, 1999 (May 24, 1999)



                                  EXHIBIT INDEX


Exhibit
   No.            Description
-------           --------------------------------------------------------------

99.1 Press release: Cendant Corporation Announces Completion Of Its Strategic Realignment And Articulates Its Core Operations, dated May 24, 1999.